Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of November 17, 2021 (the “Execution Date”) by and among NOVO INTEGRATED SCIENCES, INC., a Nevada corporation (“NVOS”), TERRAGENIX, INC., a Canadian corporation and 91% owned subsidiary of NVOS (“TERRAGX,” and collectively with NVOS, the “Company” and each, a “Company Group Party”), and JEFFERSON STREET CAPITAL, LLC, a New Jersey limited liability company (the “Purchaser” and together with the NVOS, and TERRAGX, the “Parties”, and each, a “Party”). Certain defined terms are set forth in Section 8.10 below.

Recitals

A. WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

B. WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a Secured Convertible Promissory Note made by the Company Group Parties, in the aggregate principal amount of Nine Hundred Thirty-Seven Thousand Five Hundred ($937,500.00) (the “Principal Amount,”) and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A (the “Note”), upon the terms and subject to the limitations and conditions set forth in such Note;

C. WHEREAS, the Note carries an original issue discount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) (the “OID”), to cover the Purchaser’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. Thus, the purchase price of the Note shall be Seven Hundred Fifty Thousand Dollars ($750,000.00), computed by subtracting the OID from the Principal Amount; and

D. WHEREAS, NVOS wishes to issue to the Purchaser, (i) as additional consideration for the purchase of the Note, a warrant in the form attached hereto as Exhibit B to purchase 111,940 shares of Common Stock (the “Warrant”); and (ii) as collateral for performance of under the Note, 1,000,000 shares Common Stock (the “Collateral Shares”), the Warrant shall be issued to Purchaser upon Closing (defined below) as further provided herein.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Parties, intending to be legally bound, hereby agree as follows:

1. Amount and Terms of the Note

1.1 Purchase of the Note. Subject to the terms of this Agreement, for consideration of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Consideration”) to be paid at the Closing (as hereinafter defined), the Purchaser agrees to subscribe for and purchase from the Company on the Closing Date (as hereinafter defined), and the Company agrees to issue and sell to the Purchaser, the Note.

1.2 Form of Payment. At the Closing, the Purchaser shall pay the Consideration as set forth in Section 1.1 above in immediately available funds via wire transfer.

2. Closing and Delivery of securities

2.1 Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 4:00 PM, Eastern Time on the Execution Date, or such other mutually agreed upon time.

2.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

2.3 Delivery of Securities. At the Closing, in addition to the delivery by the Purchaser of the Consideration and the delivery by the Company to the Purchaser of the Note, the Company shall cause the issuance and delivery of the Warrant to the Purchaser and the Collateral Shares to the Escrow Agent.

3. Representations and Warranties of the Company

Except as set forth in the corresponding section of the disclosure schedule delivered to the Purchaser concurrently herewith and attached hereto as Schedule I (the “Disclosure Schedule”) or as disclosed in the Disclosure Materials (as defined below), NVOS, its Subsidiaries (including TERRAGX), Officers, Directors, and Affiliates, hereby makes the following representations and warranties as of the Execution Date and as of the Closing Date to the Purchaser:

3.1 Organization, Good Standing and Qualification. NVOS and each of its Subsidiaries (as defined below) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of NVOS and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. NVOS and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of Company and the Subsidiaries, taken as a whole, or (iii) adversely impair any Company Group Party’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note, the Warrant and the Collateral Shares, and to enter into the security and pledge agreement of even date herewith (the “Security and Pledge Agreement”) in the form of Exhibit C and the other instruments, documents and agreements being entered into at the Closing (each a “Subscription Document” and collectively, the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

3.3 Subsidiaries and Affiliates. Section 3.3 of the Disclosure Schedule sets forth a true and correct description of all of NVOS’s Subsidiaries and Affiliates and the capitalization (including options, warrants and other such equity), pro forma as of the date hereof. For purposes of this Agreement, the term “Subsidiary” means, with respect to NVOS, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by NVOS or one or more of its Affiliates and the term “Affiliate” means, as to any person (the “Subject Person”), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the Subject Person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s board of directors or other management committee or group, by contract or otherwise. All references contained herein to the terms Subsidiary or Affiliate, shall be applicable to all Subsidiaries and Affiliates whether they existed as of the date hereof or were created, acquired, or otherwise came to be included in the foregoing terms subsequent to the date hereof.

3.4 Authorization. All corporate action on the part of each Company Group Party, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of such Party under the Subscription Documents, including, but not limited to, the issuance and delivery of the Note, the Warrant, the Collateral Shares, and the reservation of the Warrant Shares and Conversion Shares (collectively, the “Underlying Securities”) has been taken or will be taken prior to the issuance of such Underlying Securities. The Subscription Documents, when executed and delivered by each Company Group Party, shall constitute valid and binding obligations of each Company Group Party enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Underlying Securities, when issued in compliance with the provisions of the Subscription Documents, will be, validly issued, fully paid and non-assessable and free of any liens, encumbrances, security interests or other adverse claim (a “Lien”) and issued in compliance with all applicable federal and securities laws.

3.5 Governmental Consents. Neither NVOS nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than (a) applicable state “blue sky” filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4 hereof, each Company Group Party has taken all action necessary to exempt: (i) the issuance and sale of the Note and the Warrant, (ii) the issuance, escrow and release of the Collateral Shares, (iii) the issuance of the Underlying Securities upon due conversion of the Note and due exercise of the Warrant, and (iv) the other transactions contemplated by the Subscription Documents from the provisions of any preemptive rights, stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on any Company Group Party or to which such Party or any of its assets and properties may be subject and any provision of any Company Group Party’s Articles of Incorporation or Bylaws, or other organizational documentation, as the case may be, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Subscription Documents.

3.6 Compliance with Laws. Neither NVOS nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of NVOS and its Subsidiaries.

3.7 Compliance with Other Instruments. Neither NVOS nor any of its Subsidiaries is in violation or default of any term of its organizational documents, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth in Section 3.7 of the Disclosure Schedule, the execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to NVOS or any of its Subsidiaries, its business or operations or any of its assets or properties. The sale of the Note, the issuance of the Warrant and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.8 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to either Company Group Party or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.9 Capitalization. Company has authorized shares as set forth in Section 3.9 of the Disclosure Schedule. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except for the Collateral Shares, the Warrant and the Underlying Securities or as otherwise listed in Section 3.9 of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. There are no price based anti-dilution or price adjustment provisions contained in any security issued by Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate Company to issue shares of common stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in Section 3.9 of the Disclosure Schedule, Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.10 SEC Reports; Financial Statements. Except as set forth in Section 3.10 of the Disclosure Schedule, NVOS has filed all reports and registration statements required to be filed by it under (i) the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, or (ii) under the “Alternative Reporting Standard” as offered by OTC Markets Group, for the two years preceding the date hereof (or such shorter period as NVOS was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedule to this Agreement, the “Disclosure Materials”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as indicated in Section 3.10 of the Disclosure Schedule, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC or OTC Markets as applicable, with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.11 Material Changes. Since the date of the latest financial statements, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans or agreements.

3.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting NVOS, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Subscription Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither NVOS nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by governmental authority, or any litigation civil or otherwise, involving NVOS or any current or former director or officer of NVOS or its Subsidiaries.

3.13 Labor Relations. Neither NVOS nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither NVOS nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

3.14 Regulatory Permits. Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither NVOS nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.15 Title to Assets. Except as set forth in Section 3.15 of the Disclosure Schedule, Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which Company and the Subsidiaries are in compliance.

3.16 Taxes.

(a) Except as otherwise itemized in Section 3.16 of the Disclosure Schedule, NVOS and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect; all such filed tax returns are accurate in all material respects; the Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect; there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid; the reserves for taxes, if any, reflected in the financial statements are adequate, and there are no Liens for taxes on any property or assets of NVOS and any of its Subsidiaries (other than Liens for taxes not yet due and payable); there have been no audits or examinations of any tax returns by any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal (a “Governmental Body”), and NVOS or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated; no claim has been made by any Governmental Body in a jurisdiction where NVOS or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction; to the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns; and there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b) Neither NVOS nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c) The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4. The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended.

3.17 Patents and Trademarks. Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither NVOS nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable. NVOS and its Subsidiaries have taken reasonable steps to protect NVOS’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of NVOS’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of NVOS’s or its Subsidiaries’ Confidential Information to any third party.

3.18 Environmental Matters. Neither NVOS nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

3.19 Insurance. Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and the Subsidiaries are engaged. Neither NVOS nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.20 Transactions with Affiliates and Employees. Except as disclosed in the Company’s audited financial statements or the Disclosure Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Company.

3.21 Brokers and Finders. Except as otherwise itemized in Section 3.21 of the Disclosure Schedule, no person will have, as a result of the transactions contemplated by the Subscription Documents, any valid right, interest or claim against or upon Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.22 Questionable Payments. Neither NVOS nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of Company or any Subsidiary, has on behalf of Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.23 Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.24 Foreign Corrupt Practices Act. None of NVOS or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of NVOS or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by NVOS or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to NVOS or any of its Subsidiaries.

3.25 Disclosures. Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Subscription Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.26 Transfer Agent. Company represents and warrants that it will not replace its transfer agents without Purchaser’s permission so long as the Note is outstanding. Company acknowledges that this is extremely material to the Note and the investment is made based on the assumption that this will not happen.

3.27 Shell Company Status. Set forth in Schedule 3.27 of the Disclosure Schedule is NVOS’s representation as to its “Shell Company” status under Rule 144.

3.28 Internal Accounting Controls. NVOS and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

3.29 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.30 Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.31 No General Solicitation; Placement Agent. Neither NVOS, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither NVOS nor any of its Subsidiaries has engaged any placement agent in connection with the sale of the Securities. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

3.32 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Agreement and the transactions contemplated hereby and thereby and that the Purchaser is neither (i) an officer or director of NVOS or any of its Subsidiaries, nor (ii) an “affiliate” (as defined in Rule 144) of NVOS or any of its Subsidiaries. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of NVOS or any of its Subsidiaries (or in any similar capacity) with respect to the Note, the Agreement and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Note, the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Agreement has been based solely on the independent evaluation by the Company and its representatives.

3.33 Subsidiary Rights. NVOS or one of its Subsidiaries has the unrestricted right to vote, and to receive dividends and distributions on, all equity securities of its Subsidiaries as owned by NVOS or such Subsidiary.

3.34 Books and Records. To the Company’s Knowledge, the books of account, ledgers, order books, records and documents of NVOS and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of NVOS and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of NVOS or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. To the Company’s Knowledge, the minute books of NVOS and its Subsidiaries contain accurate records in all material respects of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of NVOS and its Subsidiaries, respectively.

3.35 No Integrated Offering. Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchaser. The issuance of the Securities to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

3.36 Money Laundering. NVOS and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

3.37 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in its annual reports filed with the SEC, NVOS and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Financial Statements or which do not exceed, individually in excess of $50,000 and in the aggregate in excess of $200,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Execution Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements.

3.38 Management. During the past five year period, no current or former officer or director or, to the Knowledge of the Company, stockholder of NVOS or any of its Subsidiaries has been the subject of any matter that would require disclosure under Paragraph (f) of Rule 401 of Regulation S-K that has not been publicly disclosed.

3.39 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares upon exercise of the Warrant. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrant is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

3.40 Breach of Representations and Warranties by the Company. If any Company Group Party breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Purchaser pursuant to this Agreement, it will be considered an Event of Default under the Note.

3.41 Absence of Schedules. In the event that at the Closing Date, the Company does not deliver and attach hereto any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) the Purchaser has not otherwise waived delivery of such disclosure schedule.

3.42 Notice of Material Changes. The Company agrees and acknowledges that so long as any obligations of any Company Group Party under any of the Subscription Documents shall exist, it shall be obligated to provide Notice to the Purchaser in the event of a material change to any representation or disclosure in any of the Subscription Documents, including but not limited to, the disclosures on the Disclosure Schedule, and failure to provide such notice shall be a breach of this Agreement and an Event of Default under Section 4.3 of the Note.

4. Representations and Warranties of the Purchaser

4.1 Purchase for Own Account. The Purchaser represents that it is acquiring the Securities for its own account.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.5 Existence; Authorization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, having full power and authority to own its properties and to carry on its business as conducted. The Purchaser has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by each Company Group Party, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.6 No Regulatory Approval. The Purchaser understands that no state or federal authority has scrutinized this Agreement or the Note offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Note, or has recommended or endorsed the Note, and that the Note has not been registered or qualified under the Securities Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Note may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Securities Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

4.7 Purchaser Received Independent Advice. The Purchaser confirms that the Purchaser has been advised to consult with the Purchaser’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

4.8 Legends. The Purchaser understands that until such time as the Note, Warrant, and, upon the conversion of the Note and the exercise of the Warrant in accordance with its respective terms, the Underlying Securities, have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PURCHASER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5. Further Agreements; Post-Closing Covenants

5.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Note for the acquisition of the intellectual property set forth on Schedule 5.1 to this Agreement, and thereafter for working capital, and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

5.2 Form D; Blue Sky Laws. Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. Company shall take such action as Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the initial closing.

5.3 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments which under Delaware law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Delaware law in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Delaware law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.4 Registration Rights.

(a) NVOS shall be required to file a registration statement on Form S-1 or Form S-3 if eligible within 90 days of the Execution Date to register the Warrant Shares. Such registration statement shall be required to be declared effective by the SEC within 180 days of the Execution Date.

(b) In the event of a registration pursuant to these provisions, NVOS shall use its reasonable best efforts to cause the Common Stock so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request; provided, however, that Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(c) NVOS shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Purchaser to complete the offer and sale of the Common Stock covered thereby.

(d) In the event of a registration pursuant to the provisions of this section, NVOS shall furnish to the Purchaser such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Purchaser may reasonably request to facilitate the disposition of the Common Stock included in such registration.

(e) NVOS shall notify the Purchaser within three (3) business days after such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(f) NVOS shall advise the Purchaser within three (3) business days after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and within three (3) business days take action using its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(g) NVOS shall within three (3) business days notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Purchaser prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Purchaser shall suspend all sales of the Underlying Securities and the Common Stock upon receipt of such notice from Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Purchaser within 30 days of the date of such notice from Company.

(h) The rights of the Purchaser under this Section 5.4 shall apply equally to the filing by Company of an offering statement under Regulation A promulgated under the Securities Act and, if Company files such an offering statement instead of a registration statement, all references to (A) registration statement shall be deemed to be references to offering statement, (B) prospectus shall be deemed to be references to offering circular, and (C) effective date of a registration statement shall be deemed to be references to qualification date of an offering statement. The Purchaser’s rights under this Section 5.4 shall automatically terminate once the Purchaser has sold all of the Underlying Securities and the Collateral Shares.

5.5 Legal Counsel Opinions.

(a) Upon the request of the Purchaser from to time to time, Company shall be responsible (at its cost) for promptly supplying to Company’s transfer agent and the Purchaser a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Underlying Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Underlying Securities are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Purchaser may (at Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company irrevocably agrees to instruct its transfer agent to accept such opinion. Company shall not impede the removal by its stock transfer agent of the restricted legend from any common stock certificate upon receipt by the transfer agent of a Rule 144 Opinion Letter.

5.6 Listing. Company will, so long as the Purchaser owns any of the Securities, maintain the listing and trading of its common stock on the NASDAQ Stock Market or any equivalent exchange or electronic quotation system and will comply in all respects with Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority, or FINRA, and such exchanges, as applicable, as well as with the SEC. Company shall promptly provide to the Purchaser copies of any notices it receives from NASDAQ and any other exchanges or electronic quotation systems on which the common stock is then traded regarding the continued eligibility of the common stock for listing on such exchanges and quotation systems.

5.7 Information and Observer Rights.

(a) As long as the Purchaser owns at least five percent (5%) of the Securities originally purchased hereunder, Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company pursuant to the Exchange Act. As long as the Purchaser owns at least five percent (5%) of the Securities originally purchased hereunder, if Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and simultaneously make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. If Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen Trading Days (the date which such fifteen Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable event shall not have been cured by such date) until the information failure is cured, Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of purchase price paid for the Securities held by the Purchaser at the Event Date. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

(b) As long as the Purchaser owns at least five percent (5%) of the Securities, if the Purchaser notifies Company that it wishes to attend meetings of Company’s Board of Directors, Company shall invite a designated representative of the Purchaser to attend all meetings of Company’s Board of Directors in a nonvoting observer capacity and, in this respect, and subject to the Purchaser’s having informed Company that it wishes to attend, Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

5.8 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.8 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5.8; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.9 Restrictions on Activities. Commencing as of the Execution Date, and so long as any Company Group Party has any obligations under the Note, the Company shall not, directly or indirectly, without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the common stock); (d) accept a merchant-cash-advance in which it sells future receivables at a discount or any other factoring transactions, or similar financing instruments or financing transactions, whether a transaction similar to the one contemplated hereby or any other investment; or (e) enter into a borrowing arrangement where the Company pays an effective APR greater than 20%.

5.10 Reserved.

5.11 Sale of Assets; Issuance of Equity or Debt. Should Company sell any material assets, or issue any equity, debt, or other security, including the sale of any Subsidiary, the Purchaser shall have the right to be repaid on any outstanding amount owed under the Note with up to 50% of the proceeds of any such sale or offering.

5.12 Participation Rights. For a period of twelve (12) months from the date hereof, in the event Company or any Subsidiary proposes to offer and sell its securities, whether in the form of debt, Equity Financing (defined below), or any other financing transaction (each a “Future Offering”), the Purchaser shall have the right, but not the obligation, to participate in the purchase of the securities being offered up to an amount equal to the Principal Amount (the “Participation Right”). For the avoidance of doubt, an “Equity Financing” shall mean Company’s or its Subsidiary’s sale of its common stock or any securities conferring the right to purchase Company’s or Subsidiary’s common stock or securities convertible into, or exchangeable for (with or without additional consideration), shares of NVOS’s or Subsidiary’s common stock. In connection with each Participation Right, Company shall provide written notice to the Purchaser of the terms and conditions of the Future Offering at least ten business days prior to the anticipated first closing of such Future Offering (the “FF Notice”). If the Purchaser shall elect to exercise its Participation Right, it shall notify Company, in writing, of such election at least five business days prior to the anticipated closing date set forth in the FF Notice (the “Participation Notice”). In the event the Purchaser does not return a Participation Notice to Company within such five-business day period, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the FF Notice does not occur prior to ten business days following the anticipated first closing date specified in such FF notice.

5.13 Right of First Refusal. If at any time while this Note is outstanding, NVOS or any Subsidiary has a bona fide offer of capital or financing from any third party that NVOS or Subsidiary intends to act upon, then the Company must first offer such opportunity to the Purchaser to provide such capital or financing to NVOS or Subsidiary on the same terms as each respective third party’s terms. Should the Purchaser be unwilling or unable to provide such capital or financing to the Company within 7 Trading Days from Purchaser’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then NVOS or Subsidiary may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Purchaser. The Offer Notice must be sent via electronic mail to Brian Goldberg, at brian@jeffersonstreetcapital.com.

5.14 Terms of Future Financings. So long as any obligations of the Company under the Subscription Documents are outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security, or amendment to (or announcement of intent to effect an amendment to) any security that was originally issued before the Execution Date, by NVOS or any Subsidiary, with any term that the Purchaser reasonably believes is more favorable to the holder of such security than, or with a term in favor of the holder of such security that the Purchaser reasonably believes was not similarly provided, to the Purchaser in the Subscription Documents, then (i) the Company shall notify the Purchaser in writing (the “Company Deal Notice”) of such additional or more favorable term within three (3) business days of the new issuance and/or amendment (as applicable) of the respective security, and (ii) at the Purchaser’s option such terms shall become a part of the transaction documents with the Purchaser, which must be exercised by the Purchaser by a delivery in writing to the Company within seven (7) business days of receiving the Company Deal Notice. The types of terms contained in another security that may be more favorable to the purchaser of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. If Purchaser elects to have the term become a part of the transaction documents with the Purchaser, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Purchaser (the “Acknowledgment”) within three (3) business days of Company’s receipt of request from Purchaser, provided that Company’s failure to timely provide the Acknowledgment shall not affect the automatic amendments contemplated hereby.

5.15 Breach of Covenants. Each Company Group Party acknowledges and agrees that if any Company Group Party breaches any covenants set forth in this Section, in addition to any other remedies available to the Purchaser pursuant to this Agreement, it will be considered an Event of Default under Section 4.3 of the Note.

5.16 Transfer Agent Instructions. Company shall issue irrevocable instructions to Company’s transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, upon exercise of the Warrant or conversion of the Note, in such amounts as specified from time to time by the Purchaser to Company in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that Company proposes to replace its transfer agent, Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of common stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to Company and Company. Prior to registration of the Underlying Securities under the Securities Act or the date on which the Underlying Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4.8 of this Agreement. Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.16 will be given by Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within one (1) business day of each conversion of the Note. Nothing in this Section shall affect in any way the Purchaser’s obligations and agreement set forth in Section 5.4 hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Purchaser provides Company, at the cost of Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Purchaser provides reasonable assurances that the Securities can be sold pursuant to Rule 144, Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser. Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.16 may be inadequate and agrees, in the event of a breach or threatened breach by Company of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.17 Cancellation of Collateral Shares. The return or retention of the Collateral Shares shall be as set forth in the Escrow Agreement.

5.18 Make-Whole. In the event that an Event of Default (as defined in the Note) occurs, and such amount received by the Purchaser is less than the True Up Amount, the Company shall immediately make payment to the Purchaser that satisfies such deficit, upon receipt of notice thereof from the Purchaser. “True Up Amount” means the Principal Amount, plus prepayment fees required by the Note, plus any default charges or interests charges owed by the Company under the Note.

5.19 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6. Conditions to the Company’s Obligation to Sell

The obligation of the Company hereunder to issue and sell the Note to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered the Consideration in accordance with Section 1.2 above.

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Purchaser’s Obligation to Purchase

The obligation of the Purchaser hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b) The Company shall have delivered to the Purchaser the duly executed Note in such denominations as the Purchaser shall request and in accordance with Section 1.2 above.

(c) The Company and Escrow Agent shall have executed the Escrow Agreement and delivered the same to the Purchaser.

(d) NVOS shall have delivered to the Purchaser the Warrant.

(e) NOVOS shall have delivered to the Escrow Agent the Collateral Shares.

(f) Company shall have delivered executed subscription documents, or such other instruments as contemplated by this Agreement.

(g) Company shall have provided to Purchaser the necessary documents to enable Purchaser to perfect its security interest in the shares and other securities and assets owned by Company, contemporaneously with the date of this Agreement.

(h) The Company has provided the Purchaser with a current schedule of liabilities and the results of a current certified UCC.

(i) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Purchaser, shall have been delivered to and acknowledged in writing by Company’s Transfer Agent.

(j) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(k) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(l) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of NVOS or the failure of NVOS to be timely in its Exchange Act reporting obligations.

(m) Company shall have delivered to the Purchaser (i) a certificate evidencing the formation and good standing of NVOS and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date; (ii) resolutions adopted by the each Company Group Party’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby; and (iii) lien searches for each Company Group Party dated within ten (10) days of the Closing Date and again as of the Closing Date.

8. Miscellaneous

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither Company Group Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

8.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Nevada, without giving effect to conflicts of laws principles. Each Party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New Jersey for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each Company Group Party and to the Purchaser at the addresses set forth on the signature page to this Agreement or at such other addresses as each Company Group Party or Purchaser may designate by 10 days’ advance written notice to the other parties hereto.

8.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company Group Parties and the Purchaser. Any provision of the Note may be amended or waived by the written consent of the Company Group Parties and the Purchaser.

8.7 Expenses. Each Company Group Party and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided, however, that the Purchaser may retain $15,000 of the Consideration to cover its expenses incurred in connection with this Agreement and the transactions contemplated hereby.

8.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

8.9 Survival. The representations and warranties of each Company Group Party and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder as well as the termination/satisfaction of the Note for the longest period allowable under applicable law. Each Company Group Party agrees, jointly and severally, to indemnify and hold harmless the Purchaser and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by any Company Group Party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.10 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Common Stock” the common stock, par value $0.001 per share of NVOS.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note.

“Escrow Agent” means that certain Escrow Agent identified in the form attached hereto as Exhibit D between the parties hereto.

“Escrow Agreement” means that certain Escrow Agreement in the form attached hereto as Exhibit D between he parties hereto and the Escrow Agent.

“Knowledge” including the phrases “to the Company’s Knowledge” and “Knowledge of the Company” shall mean the actual knowledge after reasonable investigation of each Company Group Party’s officers and directors.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities” means the Note, the Conversion Shares, the Collateral Shares, the Warrant, and the Warrant Shares.

“Trading Day” means a day on which the NASDAQ stock market shall be open for business.

“Transfer Agent” shall mean the current transfer agent of NVOS, and any successor transfer agent of NVOS.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

8.11 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The Recitals to this Agreement are incorporated herein by reference.

** Signature page follows **

In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the Execution Date.

COMPANY:

NOVO INTEGRATED SCIENCES, INC.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	CEO

Address:
11120 NE 2nd St, Suite 100
Bellevue. WA 98004

TERRAGENIX, INC.

By:	/s/ Terence Mullins
Name:	Terence Mullins
Title:	President

Address:
330 Chemin de Magoon Popoint
Georgeville Quebec Canada J0B 1T0

PURCHASER:

JEFFERSON STREET CAPITAL, LLC

By:	/s/ Brian Goldberg
Name:	Brian Goldberg
Title:

Address:
720 Monroe Street, C401B
Hoboken, NJ 07030
Brian Goldberg, Manager
E-Mail: brian@jeffersonstreetcapital.com

[Securities Purchase Agreement – Signature page]